Exhibit 10.1

STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

by and among

EQUITY VENTURES GROUP, INC.

a Florida Corporation

and

GHG TRADING PLATFORMS, INC.

a Nevada Corporation

and

The Shareholders of GHG Trading Platforms, Inc.

effective as of March 25, 2009

STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

THIS STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE, made and entered into this 25th day of March, 2009 (the “Agreement”), by and among Equity Ventures Group, Inc. (“EVG”), a Florida corporation with its principle places of business at 1314 E. Las Olas Blvd., Ste 1030, Fort Lauderdale, FL 33301; GHG Trading Platforms, Inc., a Nevada corporation (“GHG”) with its principal executive offices at 930 Sahara Ave., #679, Las Vegas, NV 89917, and the shareholders of GHG named on the Annex 1 of this Agreement (individually, a “GHG Stockholder”, and collectively, the “GHG Stockholders”).

Premises

WHEREAS, EVG is a reporting company under Section 12(g) of the Securities and Exchange Act of 1934, organized under the laws of the State of Florida with no significant operations, while GHG is a private, non-reporting company incorporated under the laws of Nevada;

WHEREAS, EVG desires to acquire from the GHG Shareholders, and the GHG Shareholders desire to sell to EVG, 100% of the outstanding shares of GHG in exchange for the issuance by EVG of an aggregate number of shares equal to 90% of the post-transaction shares of EVG common stock (the “Common Stock”) to the GHG Shareholders on the terms and conditions set forth herein (the “Share Exchange”).

WHEREAS, after giving effect to the Share Exchange, GHG shall become a wholly owned subsidiary of EVG;

WHEREAS, the boards of directors of GHG and EVG have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS AND WARRANTIES OF
GHG TRADING PLATFORMS, INC.

As an inducement to and to obtain the reliance of EVG, GHG represents and warrants as of the date hereof and reaffirms on the Closing Date as follows:

Section 1.1    Organization.   GHG is a corporation duly organized, validly existing, and in good standing under the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the Schedules attached hereto (hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of GHG's articles of incorporation or bylaws.  GHG has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2     Capitalization.   The authorized capitalization of GHG consists of 50,000,000 Common Shares, $.001 par value per share and 0 Preferred Shares.  As of the date hereof, GHG shall have 8,099,750 shares of common stock outstanding.

All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.  GHG has no securities, warrants or options authorized or issued.

Section 1.3     Subsidiaries.   GHG has no subsidiaries.

Section 1.4             Financial Statements.

(a)
On the Closing Date, GHG shall include in the Schedules the audited balance sheets of GHG as of December 31, 2008 and 2007 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2008 and 2007 together with the notes to such statements and the opinion of an independent certified public accountant.

(b)
All such financial statements shall have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. The GHG balance sheets are true and accurate and present fairly as of their respective dates the financial condition of GHG.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, GHG had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of GHG, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

Section 1.5              Tax Matters: Books and Records.

(a) The books and records, financial and others, of GHG are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b) GHG has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

(c) GHG shall remain responsible for all debts incurred by GHG prior to the date of closing.

Section 1.6              Litigation and Proceedings.   There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting GHG or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of GHG.  GHG is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.7              Material Contract Defaults.     GHG is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of GHG, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which GHG has not taken adequate steps to prevent such a default from occurring.

            Section 1.8         Information.    The information concerning GHG as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

            Section 1.9          Title and Related Matters.  GHG has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances.  GHG owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with GHG business.   No third party has any right to, and GHG has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of GHG or any material portion of its properties, assets or rights.

            Section 1.10       Compliance With Laws and Regulations.    To the best of GHG’s knowledge and belief, GHG has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of GHG or would not result in GHG incurring material liability.

            Section 1.11               Insurance.      All of the insurable properties of GHG are insured for GHG‘s benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

            Section 1.12               Approval of Agreement.    On the Closing Date, the board of directors and majority shareholders of GHG shall have authorized the execution and delivery of the Agreement by and have approved the transactions contemplated hereby.

            Section 1.13               Material Transactions or Affiliations.    Except as set forth in Exhibit B, as attached hereto. There are no material contracts or agreements of arrangement between GHG and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Shares of GHG and which is to be performed in whole or in part after the date hereof.  GHG has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.14           No Conflict With Other Instruments.   The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which GHG is a party or to which any of its properties or operations are subject.

Section 1.15           Governmental Authorizations.  GHG has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by GHG of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF
EQUITY VENTURES GROUP, INC.

As an inducement to, and to obtain the reliance of GHG, EVG represents and warrants as of the date hereof and reaffirms on the Closing Date as follows:

Section 2.1              Organization.  EVG is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the Attached Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of EVG's certificate of incorporation or bylaws.  EVG has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2              Capitalization.   The authorized Capitalization of EVG consists of 100,000,000 Common Shares, $0.001 par value per share and 10,000,000 Preferred Shares, par value $0.001.  As of the date hereof there are 974,000 common shares outstanding.  As of the Closing Date there will be 809,000 shares outstanding.

All issued and outstanding common shares have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person.  EVG has no other securities, warrants or options authorized or issued.

Section 2.3              Subsidiaries.   EVG has no subsidiaries.

Section 2.4              Financial Statements.

EVG has delivered to GHG and the GHG Shareholders its audited financial statements for the year ended December 31, 2008 (the “EVG Financial Statements”).  The EVG Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.  The EVG Financial Statements fairly present in all material respects the financial condition and operating results of EVG, as of the dates, and for the periods, indicated therein.  EVG does not have any material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 2008, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the EVG Financial Statements, which, in both cases, individually and in the aggregate, would not be reasonably expected to result in a Material Adverse Effect.

Section 2.5              Tax Matters; Books & Records

(a) The books and records, financial and others, of EVG are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b) EVG has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

(c) EVG shall remain responsible for all debts incurred prior to the closing.

Section 2.6              Information.   The information concerning EVG as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.7             Title and Related Matters.   EVG has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances.  Except as set forth in the Schedules attached hereto, EVG owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with EVG's business.  Except as set forth in the attached Schedules, no third party has any right to, and EVG has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of EVG or any material portion of its properties, assets or rights.

Section 2.8             Litigation and Proceedings.   There are no actions, suits or proceedings pending or threatened by or against or affecting EVG, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of EVG.  EVG does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.9              Contracts.   On the Closing Date:

(a)                There are no material contracts, agreements, franchises, license agreements, or other commitments to which EVG is a party or by which it or any of its properties are bound;

(b)                EVG is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as EVG can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of EVG; and

(c)        EVG is not a party to any material oral or written:  (i) contract for the employment of any officer or employee;  (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money;  (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000;  (v)  consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate;  (vi)  collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

Section 2.10           No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which EVG is a party or to which any of its properties or operations are subject.

Section 2.11           Material Contract Defaults.   To the best of EVG's knowledge and belief, it is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of EVG, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which EVG has not taken adequate steps to prevent such a default from occurring.

Section 2.12           Governmental Authorizations.   To the best of EVG’s knowledge, EVG has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by EVG of the transactions contemplated hereby.

Section 2.13           Compliance With Laws and Regulations.  To the best of EVG's knowledge and belief, EVG has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of EVG or would not result in EVG's incurring any material liability.

Section 2.14           Insurance.  All of the insurable properties of EVG are insured for EVG‘s benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

Section 2.15           Approval of Agreement.   On the Closing Date, the directors of EVG shall have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

Section 2.16           Material Transactions or Affiliations.    As of the Closing Date, there will exist no material contract, agreement or arrangement between EVG and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by EVG to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of EVG and which is to be performed in whole or in part after the date hereof except with regard to an agreement with the EVG shareholders providing for the distribution of cash to provide for payment of federal and state taxes on Subchapter S income.  EVG has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 2.17           SEC Filings; Financial Statements.

(a)
EVG has made available to GHG a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by EVG with the SEC for the 36 months prior to the date of this Agreement (the “EVG SEC Reports”), which, to EVG’s knowledge, are all the forms, reports and documents filed by EVG with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to EVG’s knowledge, the EVG SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such EVG SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)
To EVG’s knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in the EVG SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved and each fairly presents in all material respects the financial position of EVG at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on EVG.

Section 2.18           Exchange Act Compliance.
  EVG is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of EVG Common Stock have been registered under Section 12(g) of the Exchange Act, and EVG is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on EVG.

ARTICLE III
EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 3.1             Share Exchange/Delivery of EVG Securities.    On the Closing Date, the GHG Shareholders shall deliver to EVG (i) certificates or other documents evidencing all of the issued and outstanding GHG Common Shares, duly endorsed in blank or with executed power attached thereto in transferable form.  On the Closing Date, all previously issued and outstanding Common Shares of GHG shall be transferred to EVG, so that GHG shall become a wholly owned subsidiary of EVG.

Section 3.2             Issuance of EVG Common Shares.  In exchange for EVG acquiring all of the GHG Common Shares tendered pursuant to Section 3.1, EVG shall retain 809,000 shares and issue to the GHG shareholders an aggregate number of shares equal to the number of total shares issued and outstanding in the company at the time of closing. Said shares will be listed on Schedule A to be attached at closing.  Such shares are restricted in accordance with Rule 144 of the 1933 Securities Act.

Section 3.3             Additional Consideration.     GHG shall make a non-refundable payment of $5,000 by wire transfer to EVG pursuant to the wire instructions attached hereto as Schedule B.  In addition, GHG shall make an additional non-refundable deposit payment of $15,000 by wire transfer to EVG within three (3) days of available funds, such time as it has raised at least such amount in it private placement offering.  In addition, GHG agrees to pay all costs associated with the filing of EVG’s March 31, 2009 10q with the SEC.  Such fees shall include accounting, legal, edgar and other costs associated with the filing.

Section 3.4             Events Prior to Closing.  Upon execution hereof or as soon thereafter as practical, management of GHG and EVG shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

Section 3.5             Closing.   The closing ("Closing") of the transactions contemplated by this Agreement shall be immediately upon completion of the updated audited and reviewed financial statements of GHG. Such financial statements must be completed within ten (10) weeks of the execution of this Agreement.

Section 3.6             Termination.

(a) This Agreement may be terminated by the board of directors or majority interest of Shareholders of either GHG or EVG, respectively, at any time prior to the Closing Date if:

(i)  there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

(iii) failure of GHG to deliver the updated financial statements in a timely manner in accordance with Section 3.5 and 5.4 of this Agreement.

(iv) failure of GHg to deliver the additional $15,000 non-refundable deposit in a timely manner as set forth in Section 3.3 of this Agreement.

In the event of termination pursuant to this paragraph (a) of this Section 3.6, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of GHG if EVG shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of EVG contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to EVG.  If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.6, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

(c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of EVG if GHG shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of GHG contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to GHG.  If this Agreement is terminated pursuant to this paragraph (c) of this Section 3.6, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

In the event of termination pursuant to paragraph (b) and (c) of this Section 3.6, the breaching party shall bear all of the expenses incurred by the other party in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

Section 3.7             Officers and Directors of EVG. On the Closing Date, Colette Kim shall resign as sole officer and director of EVG, and Alex Lemus, and other appointees to be determined, shall be appointed as officers and directors of EVG.

ARTICLE IV
SPECIAL COVENANTS

Section 4.1             Access to Properties and Records.     Prior to closing, GHG and EVG will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

Section 4.2             Registration Rights of EVG Shareholders.  The shares of common stock held by the EVG shareholders prior to the Closing Date shall be registered on a Form S-1 (or any other applicable form) (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) within ninety (90) days following the Closing Date.  The stockholders of EVG prior to the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein.  The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.3             Special Covenants and Representations Regarding the GHG Common Shares to be Issued in the Exchange.  The consummation of this Agreement, including the issuance of the GHG Common Shares to the Shareholders of EVG as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes.  Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the EVG Shareholders acquire such securities.

Section 4.4             Third Party Consents.   GHG and EVG agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5             Actions Prior and Subsequent to Closing.

(a) From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, GHG and EVG will each use its best efforts to:

(i)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;
(ii)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;
(iii)	perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

(b) From and after the date of this Agreement until the Closing Date, GHG will not, without the prior consent of EVG:

(i)	except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;
(ii)	declare or pay any dividend on its outstanding Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;
(iii)	enter into or amend any employment, severance or agreements or arrangements with any directors or officers;
(iv)	grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or
(v)	purchase or redeem any Common Shares.

Section 4.6                 Indemnification.

(a)  GHG hereby agrees to indemnify EVG, each of the officers, agents and directors and current shareholders of EVG as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b)  EVG hereby agrees to indemnify GHG, each of the officers, agents, directors and current shareholders of GHG as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF EVG

The obligations of EVG under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1             Accuracy of Representations.  The representations and warranties made by GHG in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and GHG shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by GHG prior to or at the Closing.  EVG shall be furnished with a certificate, signed by a duly authorized officer of GHG and dated the Closing Date, to the foregoing effect.

Section 5.2             Approvals.  The Board of Directors and majority shareholders of GHG shall have approved this Agreement and the transactions contemplated herein.

Section 5.3             Officer's Certificate.   EVG shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of GHG to the effect that:  (a)  the representations and warranties of GHG set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date;  (b)  GHG has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date;  (c)  since such date and other than as previously disclosed to EVG, GHG has not entered into any material transaction other than transactions which are usual and  in the ordinary course if its business; and  (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of GHG, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the GHG Schedules, by or against GHG which might result in any material adverse change in any of the assets, properties, business or operations of GHG.

Section 5.4             Delivery of Audit Report and Financial Statements.  At the Closing, GHG shall have completed and delivered the audit of its financial statements for the years ended December 31, 2008 and 2007 and shall have received an audit report from an independent audit firm that is registered with the Public Company Accounting Oversight Board relating to the fiscal years ended December 31, 2008 and 2007.  In addition, GHG shall have and delivered the review of its financial statements for the three months ended March 31, 2009. The form and substance of the financial statements shall be prepared in accordance with U.S. generally accepted accounting principles, SEC rules and regulations. Such financial statements must be delivered within ten (10) weeks of the execution of this Agreement.

Section 5.5             No Material Adverse Change.   Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may use or create any material adverse change in the financial condition, business or operations of GHG.

Section 5.6             Other Items.   EVG shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as EVG may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF GHG

The obligations of GHG under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

Section 6.1             Accuracy of Representations.   The representations and warranties made by EVG in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and EVG shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by EVG prior to or at the Closing.  GHG shall have been furnished with a certificate, signed by a duly authorized executive officer of EVG and dated the Closing Date, to the foregoing effect.

Section 6.2             Director Approval.   The Board of Directors of EVG shall have approved this Agreement and the transactions contemplated herein.

Section 6.3             Officer's Certificate.   GHG shall be furnished with a certificate dated the Closing date and signed by a duly authorized officer of EVG to the effect that:  (a) the representations and warranties of EVG set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) EVG had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

Section 6.4             No Material Adverse Change.   Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of EVG.

ARTICLE VII
MISCELLANEOUS

Section 7.1             Brokers and Finders.    Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2             Law, Forum and Jurisdiction.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, United States of America.

Section 7.3             Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to GHG:                                930 Sahara Ave., #679
                                  Las Vegas, NV 89917
                                 Attn:  Mr. Alex Lemus

If to EVG:                                1314 E. Las Olas Blvd., Ste 1030
                 Fort Lauderdale, FL 33301
                 Attn: President

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of  the date so delivered, mailed or telegraphed.

Section 7.4             Attorneys' Fees.     In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5             Confidentiality.  Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:  (i)  to the extent such data is a matter of public knowledge or is required by law to be published; and (ii)  to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6             Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.7             Third Party Beneficiaries.  This contract is solely between GHG and EVG and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8             Entire Agreement.   This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein.  This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9             Counterparts.   This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.10           Amendment or Waiver.    Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.11           Expenses.  Each party herein shall bear all of their respective cost s and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 7.12           Headings; Context.    The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.13           Benefit.   This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder.  This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.14           Public Announcements.   Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto, except as required by law.

Section 7.15           Severability.  In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.16           Failure of Conditions; Termination.     In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement.  In such event, the party that has failed to fulfill the conditions specified in this Agreement will liable for the other parties legal fees.  The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.17           No Strict Construction.    The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.18           Execution Knowing and Voluntary.  In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 7.19           Amendment.   At any time after the Closing Date, this Agreement may be amended by a writing signed by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:	EQUITY VENTURES GROUP, INC.

By: /s/ Collette Kim
Collette Kim
President

ATTEST:	GHG TRADING PLATFORMS, INC.

By: /s/ Alex Lemus
Alex Lemus
President

ATTEST:	SHAREHOLDERS OF GHG TRADING PLATFORMS, INC.

Annex 1

Exchange Shares to Be Issued